JGWPT HOLDINGS INC.

2013 OMNIBUS INCENTIVE PLAN

FORM OF STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between JGWPT Holdings Inc., a Delaware corporation (the “Company”), and the individual named below (the “Optionee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the JGWPT Holdings Inc. 2013 Omnibus Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Optionee:	___________________________

Shares Subject to Option:	______ shares of Company Stock

Exercise Price Per Share:	$_____

Date of Grant:	_________ __, 20__

Vesting Dates	20% of the Option Shares on the 1st Anniversary of Date of Grant
20% of the Option Shares on the 2nd Anniversary of Date of Grant
20% of the Option Shares on the 3rd Anniversary of Date of Grant
20% of the Option Shares on the 4th Anniversary of Date of Grant
20% of the Option Shares on the 5th Anniversary of Date of Grant

1.                  Number of Shares. The Company hereby grants to the Optionee an option (the “Option”) to purchase the total number of shares of Company Stock set forth above as Shares Subject to Option (the “Option Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan.

2.                  Nonqualified Stock Option. The Option is intended to be a nonqualified stock option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

3.                  Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

4.                  Option Term. The term of the Option and of this Agreement (the “Option Term”) shall commence on the Date of Grant set forth above and, unless previously terminated pursuant to Section 7 of this Agreement, shall terminate upon the Expiration Date set forth above. As of the Expiration Date (or such earlier date set forth in Section 7), all rights of the Optionee hereunder shall terminate.

5.                  Vesting. Except as set forth in Sections 7 or 8 hereof, (a) the Option shall become exercisable with respect to the number of Option Shares specified on the Vesting Dates set forth above, and (b) once exercisable, shall continue to be exercisable at any time or times prior to the Expiration Date (subject to applicable securities laws and Company policy).

6.                  Exercise.

(a) In order to exercise the exercisable portion of the Option, the Optionee (or in the case of exercise after the Optionee’s death or incapacity, the Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed exercise agreement in a form approved by the Company.

(b) The Exercise Price shall be payable in full at the time of exercise either (i) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (ii) in shares of Company Stock owned by the Optionee and valued at their Fair Market Value on the effective date of such exercise; (iii) in a broker assisted cashless exercise or net exercise; or (iv) by any such other method as the Administrator may from time to time authorize in its sole discretion.

7.                  Termination of Employment. Upon termination of the Optionee’s employment, the Option shall be treated as follows:

(a) If such termination of employment is for any reason other than (i) Cause, (ii) death, (iii) disability or (iv) Retirement, the portion, if any, of the Option that is outstanding and exercisable as of the date of such termination of employment shall remain exercisable for the 90 day period immediately following such termination of employment, but in no event following the Expiration Date, and any portion of the Option that is not exercisable as of the date of such termination of employment shall be cancelled and forfeited at the time of such termination of employment.

(b) If such termination of employment is on account of the Optionee’s death, disability or Retirement, the portion, if any, of the Option that is outstanding and exercisable as of the date of such termination of employment shall remain exercisable for the one year period immediately following such termination of employment, but in no event following the Expiration Date, and any portion of the Option that is not exercisable as of the date of such termination of employment shall be cancelled and forfeited at the time of such termination of employment.

(c) If such termination of employment is for Cause, the Option (whether exercisable or not exercisable) shall be cancelled and forfeited at the commencement of business on the date of such termination of employment.

8.                  Change in Control. In the event of a Change in Control, the Option shall be treated in accordance with Section 15 of the Plan.

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9.                  Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

10.              Governing Law. This Agreement shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

11.              Binding on Successors. The terms of this Agreement shall be binding upon the Optionee and upon the Optionee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

12.              Assignment and Transferability. Notwithstanding anything to the contrary in this Agreement, neither the Option, this Agreement nor any rights granted herein shall be assignable or transferable by the Optionee, other than by will or the laws of descent or distribution, or as otherwise determined by the Administrator for estate planning purposes.

13.              Necessary Acts. The Optionee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

14.              Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

15.              Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16.              Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Optionee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Optionee’s hand.

17.              Withholding Taxes. As a condition to the exercise of all or any portion of the Option, the Optionee shall (a) remit to the Company in cash an amount sufficient to satisfy any applicable withholding tax requirements related thereto or (b) make other arrangements satisfactory to the Administrator for the payment of such taxes, including electing to have the Company withhold from such delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld.

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18.              Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to the Company:	JGWPT Holdings Inc.
201 King of Prussia Road
Radnor, Pennsylvania 19087-5148
Attention: __________

If to the Optionee:	At the address in the Company’s payroll records.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

19.              Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by both of the parties hereto.

20.              Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Optionee has read and understand the terms and provision thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

JGWPT HOLDINGS INC.

By:

Name:

Title:

OPTIONEE

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